Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

BY AND AMONG ENB FINANCIAL CORPORATION, THE EPHRATA NATIONAL BANK, AND RACHEL G. BITNER

ENB Financial Corp. (“Corporation”), The Ephrata National Bank (“Bank”), and Rachel G. Bitner (“Executive”) (collectively, the “Parties”) are Parties to that certain Employment Agreement by and among them made October 28, 2022 (the “Employment Agreement”).

WHEREAS, Corporation and Executive desire to amend the Employment Agreement, as provided below; and

WHEREAS, specifically, the Parties desire to amend the Employment Agreement to reflect a revision to Executive’s title and further mutually agreed upon revisions to the “Duties of Executive” Section 2 and “Annual Base Salary” Section 5(a) of the Employment Agreement, as set forth below;

NOW THEREFORE, the Parties hereby agree as follows, effective as of August 24, 2025:

1. The Executive’s title shall be “Executive Vice President/Chief Financial Officer and Treasurer of the Corporation and of the Bank and President/Chief Executive Officer Elect” until the Corporation and Bank retains a successful candidate to assume the Treasurer and Chief Financial Officer role, (“the CFO Engagement”) at which time the Executive’s title shall be President and Chief Executive Officer Elect until January 1, 2027, at which time Executive’s title shall be President and Chief Executive Officer, and;

2.	The Parties hereby agree that Section 2 of the Employment Agreement titled “Duties of Executive” is hereby amended by and replaced with the following language:

(a) Executive shall serve, until the CFO Engagement, as the Executive Vice President/Chief Financial Officer and Treasurer of the Corporation and of the Bank and President/Chief Executive Officer Elect reporting only to the President and Chief Executive Officer, and to the Board of Directors, or committee thereof, as may be required by law, rule or regulation. Executive shall have such other duties and hold such other titles as may be given to her from time to time by the Boards of Directors of the Corporation and the Bank provided that such duties are consistent with the Executive’s position as Executive Vice President/Chief Financial Officer and Treasurer of the Corporation and of the Bank and President/Chief Executive Officer Elect, and;

(b) Commencing on January 1, 2027, as provided in section 1(b) of this Amendment to Employment Agreement, Executive shall serve as the President and Chief Executive Officer of the Corporation and the Bank reporting only to the Board of Directors, or committee thereof, as may be required by law, rule or regulation. Executive shall have such other duties and hold such other titles as may be given to her from time to time by the Boards of Directors of the Corporation and the Bank provided that such duties are consistent with the Executive’s position as President and Chief Executive Officer.

3.	The Bank, consistent with Section 5(a) of the Employment Agreement shall increase and shall pay Executive as follows:

(a) Effective on the date of this Amendment to Employment Agreement and in acknowledgment of the additional duties of Successor President and Chief Executive Officer, an Annual Base Salary at the rate of $380,625 per year, minus applicable withholdings and deductions, payable at the same times as salaries are payable to other executive employees of the Bank. Consistent with Section 5(a) of the Employment Agreement said increase shall be deemed to constitute an amendment to the Section 5(a), and;

(b) Upon the assumption of the role of President and Chief Executive Officer on January 1, 2027, an Annual Base Salary at the rate of $422,917 per year, minus applicable withholding and deductions, payable at the same times as salaries are payable to other executive employees of the Bank. Consistent with Section 5(a) of the Employment Agreement said increase shall be deemed to constitute an amendment to the Section 5(a).

All other terms of the Employment Agreement by and among the Parties dated October 28, 2022 remain in full force and effect.

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have caused this Agreement to be duly executed as of the day and year written below.

ATTEST:	ENB FINANCIAL CORP

/s/ Adrienne L. Miller	By	/s/ Jeffrey S. Stauffer
Jeffrey S. Stauffer
Date: August 27, 2025		President and CEO

ATTEST:	THE EPHRATA NATIONAL BANK

/s/ Adrienne L. Miller	By	/s/ Jeffrey S. Stauffer
Jeffrey S. Stauffer
Date: August 27, 2025		President and CEO

EXECUTIVE

/s/ Rachel G. Bitner
Rachel G. Bitner